Adopted by the Board of Directors on July 20, 2004.

EXHIBIT 5.1
                               SMITH & ASSOCIATES
                      1900 AVENUE OF THE STARS, SUITE 1450
                          LOS ANGELES, CALIFORNIA 90067
                               310-286-1250 PHONE
                             310-286-1816 FACSIMILE
January 27, 2005

No Borders, Inc.
100 Market Street
Santa Monica, CA 90291



Re: Form S-8 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of No Borders, Inc. (the "Company"), covered the First Amended by Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:
8,000,000 shares an increase of $2,500,000 shares,(the "Shares") of common stock, $.001 par value issuable pursuant to the 2004 Non-Qualified Stock Option Plan as amended January 27, 2005 (the "Plan").

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Plan, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the First Amended Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

The Company has been advised that the Shares are not eligible for issuance where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company's securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Sincerely,


/s/  J. Holt Smith,  Attorney  at  Law